Exhibit 10.1

Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of February 23, 2026 by and among EQV Ventures Acquisition Corporation (“EQV”), EQV Ventures Sponsor LLC (“Sponsor”) and the undersigned investor (the “Investor”).

RECITALS

WHEREAS, EQV expects to hold an extraordinary general meeting (the “Meeting”) for the purpose of approving, among other things, the transactions contemplated by that certain Business Combination Agreement, dated as of August 5, 2025, by and among EQV, Presidio PubCo Inc. (“PubCo”), Presidio Investment Holdings LLC and the other parties thereto (the “Business Combination”);

WHEREAS, the amended and restated memorandum and articles of incorporation of EQV (the “Articles”) provide that a shareholder of EQV may redeem its Class A Ordinary Shares, par value $0.0001 per share (the “Class A Shares”), initially sold as part of the units in EQV’s initial public offering (whether they were purchased in such initial public offering or thereafter in the open market) (the “Public Shares”) on the terms set forth in the Articles (“Redemption Rights”); and

WHEREAS, Investor is the investment manager for certain holders of Public Shares (“Investor Accounts”) and is willing to not exercise Redemption Rights on behalf of Investor Accounts in connection with the Meeting, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor Accounts upon the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, EQV and the Sponsor hereby agree as follows:

1.	Non-Redemption and Share Assignment.

1.1	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:00 p.m. Eastern Time, on the deadline for holders of Public Shares to exercise their Redemption Rights (the “Redemption Deadline”), Investor Accounts hold at least 751,880 Public Shares and (b) as of 5:00 p.m. Eastern Time on the next business day following the Redemption Deadline (the “Assignment Date”), Investor does not exercise (or has exercised and validly rescinds) Redemption Rights with respect to the Investor Shares (defined below) in connection with the Meeting, then on the Assignment Date, Sponsor shall assign to Investor Accounts (or to such other accounts to whom Investor directs EQV) for no additional consideration that number of Class A Shares set forth opposite Investor’s name on Exhibit A (the “Assigned Shares” and such assignment, the “Share Assignment”) free and clear of any liens, encumbrances, or restrictions, other than pursuant to restrictions on transfer imposed by any applicable securities laws. “Investor Shares” shall mean an amount of the Public Shares presently held by Investor Accounts equal to the lesser of (i) 751,880 Public Shares, and (ii) Public Shares (on a post-combination basis) representing 9.9% of the PubCo Common Stock that is expected to be issued and outstanding immediately following the closing of the Business Combination that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other EQV stockholders similar to this Agreement on or about the Assignment date. EQV agrees to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m. Eastern Time on the Assignment Date (and in all cases a sufficient amount of time to allow the Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares), provided, that such amount shall not exceed 751,880 Public Shares.

1.2	Adjustment to Share Amounts. If at any time before the termination of this Agreement the number of outstanding Class A Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Class A Shares or other similar event (which, for the avoidance of doubt, shall not include any conversion of Class B Ordinary Shares, par value $0.0001 per share of EQV into Class A Shares or the redemption of Public Shares), then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Class A Shares.

1.3	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, earn-outs, or transfer restrictions for any reason on the Assigned Shares (except for restrictions on transfer pursuant to applicable securities laws) or the shares of Class A common stock, par value $0.0001 per share, of PubCo for which the Assigned Shares will be exchanged in connection with the closing of the Business Combination (the “New Assigned Shares”).

1.4	Delivery of Shares; Other Documents. At the time of the Share Assignment, EQV shall instruct its transfer agent to transfer the Assigned Shares to Investor Accounts in book-entry form. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.5	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the fulfillment of all obligations of parties hereto, (b) except with respect to the Share Assignment, the liquidation or dissolution of EQV, (c) any postponement of the Redemption Deadline (from its original date of February 25, 2026) and/or the date of the Meeting (from its original date of February 27, 2026) for a period greater than five business days, or (d) the mutual written agreement of the parties hereto. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to assign Assigned Shares to the Investor Accounts in respect of any Investor Shares shall be conditioned on Investor having reversed any redemption election with respect to such Investor Shares prior to the Meeting. This agreement and each of the obligations of the parties hereto (except with respect to the Share Assignment) shall terminate if the Business Combination Agreement is terminated prior to the Assignment Date.

2.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, EQV and Sponsor that:

2.1	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Shares.

2.2	Accredited Investor. Each Investor Account is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and Investor acknowledges that the assignment contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3	Intent. Investor Accounts are acquiring the Assigned Shares solely for investment purposes, for such Investor Account’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act.

2.4	Restrictions on Transfer; Restrictions on Lending; Trust Account; Redemption Rights.

2.4.1	Investor agrees that through the Redemption Deadline, neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will allow the Investor Shares to be lent out or (except to the extent arising out of customary terms of holding in prime brokerage or institutional custodial accounts) rehypothecated.

2.4.2	Investor acknowledges and agrees that the Assigned Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of EQV’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.3	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by EQV, to waive any right that it may have to elect to have EQV redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares in connection with the Meeting unless it reverses such redemption elections at or before 5:00 p.m. Eastern Time on the Assignment Date. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to, in its discretion, (a) redeem any Public Shares other than the Investor Shares, (b) trade any Public Shares or (c) redeem any Investor Shares at any time after the date of the Meeting.

2.4.4	Investor acknowledges and understands the Assigned Shares are being assigned in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Assigned Shares, such Assigned Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Assigned Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to PubCo an opinion of counsel satisfactory to PubCo that registration is not required with respect to the Assigned Shares to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Shares.

2.5	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Shares.

2.6	Risk of Loss. Investor is aware that an investment in the Assigned Shares is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Shares, including those restrictions described in this Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Assigned Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7	Independent Investigation. Investor has relied upon an independent investigation of EQV and PubCo and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from EQV, PubCo or the Sponsor or any representatives or agents of EQV, PubCo or the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of EQV and PubCo and has had an opportunity to ask questions of, and receive answers from EQV’s and PubCo’s management concerning EQV and PubCo and the terms and conditions of the proposed assignment of the Assigned Shares and has had full access to such other information concerning EQV and PubCo as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.8	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to cause the Investor Accounts to acquire the Assigned Shares, to enter into this Agreement and to perform all the obligations required to be performed by Investor hereunder.

2.9	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Shares. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.10	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.11	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.12	No Advice from EQV, Sponsor or PubCo. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of EQV or Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of EQV, Sponsor, PubCo or any of their representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, EQV, PubCo, the Assigned Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13	Reliance on Representations and Warranties. Investor understands that the Assigned Shares are being offered to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that EQV and Sponsor are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.14	No General Solicitation. Investor is not subscribing for Assigned Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.15	Plan or Intention. At all times on or prior to the closing date of the transactions contemplated by this Agreement, the Investor has no binding commitment or current plan or intention, to dispose of, or otherwise transfer (directly or indirectly), any of the Assigned Shares.

2.16	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Shares nor is Investor entitled to or will accept any such fee or commission.

3.	Representations and Warranties of EQV. EQV represents and warrants to, and agrees with, the Investor that:

3.1	Power and Authority. EQV is a corporation duly organized and validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by EQV hereunder.

3.2	Authority. All corporate action on the part of EQV and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of EQV required pursuant hereto has been taken. This Agreement has been duly executed and delivered by EQV and (assuming due authorization, execution and delivery by Investor and Sponsor) constitutes EQV’s legal, valid and binding obligation, enforceable against EQV in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by EQV of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles, (ii) any agreement or instrument to which EQV is a party or by which it is bound or (iii) any law, statute, rule or regulation to which EQV is subject or any order, judgment or decree to which EQV is subject. EQV is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.4	No General Solicitation. EQV has not offered the Assigned Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.5	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by EQV in connection with the assignment of the Assigned Shares nor is EQV entitled to or will accept any such fee or commission.

3.6	At the closing of the Business Combination, the Assigned Shares will be exchanged for the New Assigned Shares pursuant to the terms of the Business Combination Agreement in an offering registered under the Securities Act. Following the closing of the Business Combination, the New Assigned Shares will be unrestricted and will not be required to bear a legend. For the avoidance of doubt, following the closing of the Business Combination, the New Assigned Shares shall not be subject to any transfer restrictions arising from or related to that certain Sponsor Letter Agreement, dated August 5, 2025, by and among EQV, PubCo, the Sponsor and the other parties thereto (the “Sponsor Letter Agreement”) or that certain Letter Agreement, dated as of August 6, 2024, by and among EQV, the Sponsor and the other parties thereto (the “Letter Agreement”).

3.7	Reliance on Representations and Warranties. EQV understands and acknowledges that Investor and Sponsor are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of EQV set forth in this Agreement.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1	Power and Authority. The Sponsor is a limited liability company duly organized and validly existing and in good standing under the laws of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder.

4.2	Authority. All limited liability company action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor and EQV) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3	Title to Securities; Freedom from Restrictions. The Sponsor has title to the Assigned Shares free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions pursuant to the Sponsor Letter Agreement and the Letter Agreement and (ii) transfer restrictions under federal and state securities laws. Upon the Share Assignment in accordance herewith, Investor Accounts will have or receive good title to the Assigned Shares free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Sponsor, other than transfer restrictions under federal and state securities laws. In particular, Investor Accounts will not be subject to any restrictions or limitations arising from the Sponsor Letter Agreement or the Letter Agreement.

4.4	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Sponsor’s organizational documents, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

4.5	No General Solicitation. The Sponsor has not offered the Assigned Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the assignment of the Assigned Shares nor is the Sponsor entitled to or will accept any such fee or commission.

4.7	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor and EQV are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

5. Trust Account. Until the earlier of (a) the consummation of EQV’s initial business combination; (b) the liquidation of the Trust Account; and (c) 24 months from the consummation of EQV’s initial public offering or such later time as the stockholders of EQV may approve in accordance with the Articles, EQV will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. EQV further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of EQV if it does not effect a business combination prior to its termination date.

6. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either EQV, Sponsor or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

7.2	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices . Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability

10.1	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. As soon as practicable, but in no event later than four business days, after execution of this Agreement, EQV will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. EQV agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that EQV, Sponsor and PubCo may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against EQV, Sponsor, PubCo or any of EQV’s, Sponsor’s or PubCo’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that EQV and Sponsor are relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. EQV shall, by 9:30 a.m., New York City time, on the first business day immediately following the date of the Meeting, issue one or more press releases or file with the Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that EQV has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to EQV’s knowledge, Investor shall not be in possession of any material, nonpublic information received from EQV or any of its officers, directors or employees.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor, EQV and Sponsor as, and EQV, Sponsor and Investor acknowledge that EQV, Sponsor and Investor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that EQV, Sponsor and Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and EQV, Sponsor and Investor acknowledge that EQV, Sponsor and Investor are not acting in concert or as a group, and EQV, Sponsor and Investor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event EQV or Sponsor entered into or enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, EQV and Sponsor represent that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, EQV and Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

FORT BAKER CAPITAL MANAGEMENT LP

By:	/s/ Steve Pigott
Name:	Steve Pigott
Title:	Managing Member of the General Partner

[Signature Page to Non-Redemption Agreement]

EQV:

EQV VENTURES ACQUISITION CORP.

By:	/s/ Tyson Taylor
Name:	Tyson Taylor
Title:	President and Chief Financial Officer

[Signature Page to Non-Redemption Agreement]

SPONSOR

EQV VENTURES SPONSOR LLC

By:	/s/ Jerome Silvey
Name:	Jerome Silvey
Title:	Chief Executive Officer

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Number of Assigned Shares
Name: Fort Baker Capital Management LP Address: [***] SSN/EIN: [***]	The number of Investor Shares determined as of 9:00 a.m. EST on the Assignment Date multiplied by 0.15652232